Exhibit 99.2

Ridgewood Renewable Power	Robert E. Swanson Chairman
January 23, 2008

TO:	Ridgewood Electric Power Trust V Shareholders The Ridgewood Power Growth Fund Shareholders Ridgewood Egypt Fund Shareholders

RE:	Ridgewood Egypt Water Desalination Business Reports Progress in Potential Sale

This letter is to update you on encouraging developments in our effort to sell the Ridgewood Egypt water desalination business.  This asset is 14.1% owned by Ridgewood Electric Power Trust V, 68.1% by The Ridgewood Power Growth Fund, and 17.8% as the sole asset of the Ridgewood Egypt Fund.

In October, we reported on the 3 days of meetings during which Zaki Girges, our Egypt Project manager, Andrew West, our investment banker from London, and I had discussed potential approaches to selling the business.  On October 23, 2007, we filed our Form 8-K with the SEC announcing our decision to attempt to sell the business.

I am happy to report that we have made considerable progress in our sales efforts.  Mr. Girges has identified a qualified buyer with whom serious negotiations are underway, and the buyer has begun its due diligence process.  No definitive agreement has been signed yet, but we are hopeful that an agreement could be reached as early as late February or early March.  If a final agreement is reached, it will be subject to whatever final approvals by shareholders of Ridgewood Funds that are required.

I cannot disclose any details of our on-going negotiations because this letter will be filed with the SEC as a part of a Form 8-K.  My communications with you are publicly available to the potential buyer through these SEC filings, so sales strategy and price will not be discussed.

Although we are only in the middle of this process, and far from having formal contracts, Ridgewood is encouraged by the substantial progress that has taken place since October.  The potential buyer is backed by an extremely prominent Egyptian investment group with very significant financial resources.  It is too early to identify the potential purchaser by name.  We are encouraged by the progress of this potential sale and we hope it stays on track.  I want to caution you that selling an operating business in a foreign country could encounter complexities or delays.  Nevertheless, Ridgewood Renewable Power is optimistic about the process due to the very high quality of our Ridgewood Egypt business.  The business is made more attractive by the quality of management represented by Mr. Girges and his staff.

Except for historical information, Ridgewood Renewable Power has made statements in this letter that constitute forward-looking statements, as defined by the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties.  Forward-looking statements include statements made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Ridgewood Renewable Power Funds.  You are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates.  Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse.  Finally, such statements reflect the Funds’ current views.  Ridgewood Renewable Power, LLC and the Funds undertake no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the sale of assets of the Funds’ Egypt operations, to the extent that such a transaction were to occur and it is ultimately determined that approval of the shareholders of one or both of the public Funds would be required to consummate the transaction.  In the event of a sale of the Funds’ Egypt operations requiring the approval of the shareholders of one or both public Funds, the Fund(s) will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement to be used by the public Fund(s) to solicit the approval of its shareholders for such transaction. You are urged to read the proxy statement regarding the transaction, if and when it becomes available, and any other relevant documents filed by the public Fund(s) with the SEC, as well as any amendments or supplements to such a proxy statement, because they will contain important information. You can obtain free copies of any such materials (including any proxy statement) filed by the public Fund(s) with the SEC, as well as other filings containing information about the public Fund(s) at the SEC’s Internet Site (http://www.sec.gov). The public Fund(s) will also provide copies of any such proxy statement and other information filed with the SEC to any share holder, at the actual cost of reproduction, upon written request to Dan Gulino, General Counsel, or via telephone at (201) 447-9000.

Participants in Solicitation

The Funds and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Funds’ shareholders with respect to the sale of assets of the Funds’ Egypt operations.  Information regarding the officers and directors of the Funds, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a definitive proxy statement that will be filed by the public Fund(s) with the SEC in the event such a transaction requiring shareholder approval were to occur.